SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to '240.14a-11(c) or '240.14a-12


                                 DOLLAR GENERAL
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1)    Title of each class of securities to which  transaction  applies:
               N/A

         2)    Aggregate number of securities to which transaction applies: N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

         4)    Proposed maximum aggregate value of transaction: N/A

         5)    Total fee paid: N/A

[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)    Amount Previously Paid:  N/A
         2)    Form, Schedule or Registration Statement No.: N/A
         3)    Filing Party:  N/A
         4)    Date Filed:  N/A

                           Dollar General Corporation
                                100 Mission Ridge
                         Goodlettsville, Tennessee 37072


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 5, 2000


         The Annual Meeting of Shareholders (the "Annual Meeting") of Dollar General Corporation (the "Company") will be held in the Goodlettsville City Hall Auditorium, 105 South Main Street, Goodlettsville, Tennessee, on June 5, 2000 at 10:00 a.m. local time, for the following purposes:

1. To elect nine directors to serve until the next Annual Meeting and until their successors are duly elected and qualified;
2. To amend the Dollar General 1998 Stock Incentive Plan to increase the number of shares available for issuance thereunder by twelve million shares; and
3. To transact such other business as properly may come before the meeting or any adjournments thereof.

         Only shareholders of record at the close of business on April 6, 2000 are entitled to notice of and to vote at the Annual Meeting. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.


                                             By order of the Board of Directors,



April 28, 2000                               /s/ Robert C. Layne
                                             -------------------
                                             Robert C. Layne
                                             Corporate Secretary


--------------------------------------------------------------------------------
Whether or not you expect to be present at the Annual Meeting, please vote your proxy as soon as possible. You may vote your proxy electronically according to the instructions on the enclosed card, or sign, date and return the enclosed printed proxy card in the enclosed business reply envelope. No postage is necessary if the proxy is mailed within the United States. You may revoke the proxy at any time before it is voted.
--------------------------------------------------------------------------------

                           DOLLAR GENERAL CORPORATION
                                100 Mission Ridge
                         Goodlettsville, Tennessee 37072
                            Telephone (615) 855-4000



                               Proxy Statement for
                         Annual Meeting of Shareholders


         The enclosed proxy is solicited by the Board of Directors of Dollar General Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held in the Goodlettsville City Hall Auditorium, 105 South Main Street, Goodlettsville, Tennessee, on June 5, 2000 at 10:00 a.m. local time, and any adjournment thereof. This proxy material was first mailed to shareholders on or about April 28, 2000.

         The mailing address of the principal executive office of the Company is 100 Mission Ridge, Goodlettsville, Tennessee 37072-2170.

         All valid proxies which are received will be voted in accordance with the recommendations of the Board of Directors unless otherwise specified on the proxy. Any shareholder giving a proxy is entitled to revoke it by giving the Secretary of the Company written notice of such revocation at any time before it has been voted or by duly executing a proxy bearing a later date.

         Only holders of the Company's Common Stock, $.50 par value per share (the "Common Stock"), of record at the close of business on April 6, 2000 (the "Record Date"), are entitled to vote at the Annual Meeting. On such date, the Company had 263,274,082 issued and outstanding shares of Common Stock, the holders of which are entitled to one vote for each share held.

         Throughout this statement: "1999" refers to the year ended January 28, 2000; "1998" refers to the year ended January 29, 1999; and "1997" refers to the year ended January 30, 1998. All share amounts have been adjusted to reflect the effects of all Common Stock splits declared on or before the Record Date.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The following table sets forth certain information concerning persons, who as of January 28, 2000, were known by management to be beneficial owners of more than five percent (5%) of the Common Stock. Unless otherwise indicated, the person for whom information is provided had sole voting and investment power over the shares indicated.

                 Name and Address of                                                        Percent of Shares
                  Beneficial Owner                      Shares Beneficially Owned              Outstanding
         -------------------------------------------- ------------------------------- ------------------------------
         Cal Turner, Jr.  (1)
         100 Mission Ridge                                      41,821,979                        15.8
         Goodlettsville, TN 37072-2170

         James Stephen Turner (2)                               38,775,689                        14.7
         138 Second Avenue
         Nashville, TN 37201

         Turner Children Trust                                  38,474,605                        14.5
         dated January 21, 1980,
         Cal Turner, Jr. and James Stephen Turner,
         Co-Trustees
         100 Mission Ridge
         Goodlettsville, TN 37072-2170

         W.       P. Stewart & Co., Ltd.                        27,740,845                        10.5
         129 Front Street
         Hamilton, HM12, Bermuda

--------------------

(1) Includes 39,480,569 shares held by various trusts and foundations for which Cal Turner, Jr. has sole voting and investment power; 465,656 shares held by Cal Turner, Jr.'s wife; 6,975 shares held in Company retirement and deferred compensation plans; and direct ownership of 1,868,779 shares. Cal Turner, Jr. disclaims ownership of the shares held by the various trusts and foundations, except to the extent of his pecuniary interests.
(2) Includes 38,553,052 shares held by various trusts and foundations for which James Stephen Turner has sole voting and investment power; and 45,156 shares held by James Stephen Turner's wife and direct ownership of 177,481 shares. James Stephen Turner disclaims ownership of the shares held by the various trusts and foundations, except to the extent of his pecuniary interests.

                  SECURITY OWNERSHIP BY OFFICERS AND DIRECTORS


         The following table sets forth certain information as of January 28, 2000, concerning all directors and nominees, the executive officers named in the Summary Compensation Table (the "Named Executive Officers") and all executive officers and directors as a group. Unless otherwise indicated, the persons for whom information is provided had sole voting and investment power over the shares of Common Stock beneficially owned. Computations are based on 264,655,400 shares of Common Stock outstanding as of January 28, 2000.


                                              Director or                             Percent of
         Nominee/Executive Officers             Officer      Shares Beneficially        Shares
                                       Age       Since              Owned           Outstanding (1)
         --------------------------- -------- ------------- ---------------------- ------------------
         Dennis C. Bottorff            55        1998                6,389  (2)            *

         James L. Clayton              66        1988              373,293  (3)            *

         Reginald D. Dickson           54        1993               44,054  (2)            *

         John B. Holland               68        1988              424,253  (3)            *

         Barbara M. Knuckles           52        1995               10,673  (4)            *

         Cal Turner                    84        1955            5,314,459  (5)           2.0

         David M. Wilds                59        1991              205,937  (6)            *

         William S. Wire, II           68        1989               33,770  (7)            *

         Cal Turner, Jr.               60        1966           41,821,979  (8)          15.8

         Brian Burr                    43        1998               65,617  (9)            *

         Bob Carpenter                 52        1981              776,411  (10)           *

         Stonie O'Briant               45        1995              214,061  (11)           *

         Leigh Stelmach                60        1989              471,519  (12)           *

         All directors and             --         --            50,831,551  (13)         19.2
         executive officers as a
         group (21 persons)

---------------------------

(1)      * Denotes less than 1% of class.

(2) Includes 5,139 shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days.

(3) Includes 135,895 shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days.

(4) Includes 5,354 shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days.

(5) Include 5,314,284 shares beneficially owned by trusts established for the benefit of Mr. Turner's children for which Mr. Turner serves as Trustee. Mr. Turner is the father of Cal Turner, Jr.

(6) Includes 157,847 shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days.

(7) Includes 20,985 shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days.

(8)      See Note 1 on page 2. Cal Turner, Jr. is the son of Mr. Turner.

(9) Includes 51,476 shares of issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days.

(10) Includes 402,910 shares for which Mr. Carpenter has shared voting and investment rights as a Co-Trustee of the Calister Turner, III 1994 Generation Skipping Trust and 209,269 shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days.

(11) Includes 148,499 shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days.

(12) Includes 158,649 shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days.

(13) Includes 1,734,832 shares issuable upon the exercise of outstanding options currently exercisable or exercisable within 60 days.

                    PROPOSAL NO. 1: ELECTION OF DIRECTORS


         Directors are elected each year to hold office until the next Annual Meeting and until their successors are duly elected and qualified. The current Board of Directors consists of nine members. At its February 21, 2000, meeting the Board of Directors nominated each of the current directors as nominees to stand for election at the Annual Meeting.

         In the election of directors, pursuant to Tennessee law, each share of Common Stock entitles its holder to cast one vote for each director nominee. Unless contrary instructions are received, the enclosed proxy will be voted in favor of electing the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. While the Board of Directors has no reason to believe any nominee will be unable to accept nomination or election as a director, if such an event should occur, the proxies will be voted with discretionary authority for a substitute or substitutes as shall be designated by the current Board of Directors.

         Certain information concerning each of the nominees is set forth below:

         Dennis C. Bottorff has served as a director and Chairman of AmSouth Bancorporation, a bank holding company since October 1999. Mr. Bottorff previously served as Chairman and President of First American Corporation from 1991 to 1999. Mr. Bottorff is a director for Ingram Industries, a privately-held provider of wholesale distribution, inland marine transportation, and insurance services.

         James L. Clayton has served as Chairman of Clayton Homes, Inc. since 1956 and as Chief Executive Officer from 1956 to 1999. Clayton Homes, Inc. produces, sells and finances manufactured homes. In addition, Mr. Clayton is a director of Chateau Communities, Inc., a property ownership and management company in the manufactured housing industry.

         Reginald D. Dickson has served as Chairman of Buford, Dickson, Harper & Sparrow, Inc., investment advisors since 1996. Mr. Dickson also serves as President Emeritus of Inroads, Inc., where he served ten years as President and Chief Executive Officer. Inroads, Inc., is a non-profit organization supporting minority education.

         John B. Holland served as President and Chief Operating Officer of Fruit of the Loom, Inc., a manufacturer of underwear and other soft goods, for 21 years until his retirement in February 1996, at which time he became a consultant to that corporation. In 1999, Mr. Holland returned to Fruit of the Loom as a director and Executive Vice President, Operations, Mr. Holland is a director for Fruit of the Loom, Inc.

         Barbara M. Knuckles has served as Director of Corporate and External Relations for North Central College in Naperville, Illinois. From 1988 to 1992, Ms. Knuckles was a private investor managing several family businesses. Ms. Knuckles serves as a member of the board of directors of J. R. Short Milling Company, a privately-held specialty corn-milling company, and Harris Bank of Naperville, Illinois.

         Cal Turner, the founder of the Company, served as President from 1955 until 1977 and as Chairman of the Board until December 1988. He is currently a consultant to the Company.

         Cal Turner, Jr. is the Chairman and Chief Executive Officer of the Company. Mr. Turner joined the Company in 1955 and has held the office of Chief Executive Officer since 1977. Mr. Turner became Chairman of the Board in 1989 and President in 1977.

         David M. Wilds is Managing Partner of 1st Avenue Partners, L.P., a private equity partnership. From 1995 to 1998, Mr. Wilds was President of Nelson Capital Partners III, L.P., a merchant banking company. From 1990 to 1995, Mr. Wilds served as Chairman of the Board of Cumberland Health Systems, Inc., an owner and operator of psychiatric hospitals.

         William S. Wire, II served from 1986 until his retirement in 1994 as Chairman of the Board of Genesco, Inc., a manufacturer, wholesaler and retailer of footwear and clothing. Mr. Wire served as Chief Executive Officer of Genesco, Inc. from 1986 to 1993. Mr. Wire is a director of Genesco, Inc. and American Endoscopy Services, Inc.

         COMMITTEES OF THE BOARD. The Company has a Corporate Governance and Compensation Committee (the "CGC Committee") and an Audit Committee.

         In 1999, the CGC Committee consisted of Messrs. Bottorff, Wilds and Wire (Chairman). The CGC Committee reviews and recommends policies and practices for the Company's corporate governance profile, reviews the compensation policies  of the  Company  and  compensation  programs  in  which  officers  may participate, develops general criteria concerning the qualifications and selection of Board members and officers, and recommends candidates for such positions to the Board of Directors. The CGC Committee will consider persons recommended by shareholders as potential nominees for directors if the names of such persons are submitted in writing to the chairman of the CGC Committee or the Secretary of the Company (as required by the bylaws). The recommendations must be accompanied by a full statement of qualifications and an indication of the person's willingness to serve. The CGC Committee also administers the Company's stock option plans, excluding the 1993 Outside Directors' Stock Option Plan and the 1995 Stock Option Plan for Outside Directors, which are administered by Cal Turner and Cal Turner, Jr. At least once a year, the CGC Committee specifically reviews the standards of performance of the Chief
Executive Officer ("CEO") for compensation purposes. (See "Report of the Corporate Governance and Compensation Committee of the Board of Directors on Executive Compensation.") The CGC Committee met four times during 1999.

         The Audit Committee is composed of Messrs. Clayton, Dickson and Holland (Chairman) and Ms. Knuckles. The functions of the Audit Committee include providing advice and assistance regarding accounting, auditing, corporate compliance and financial reporting practices of the Company. The Audit Committee annually recommends to the Board of Directors a firm of independent certified public accountants to serve as auditors. The Audit Committee will review with the auditors the scope and results of their annual audit, fees in connection with their audit and nonaudit services and the independence of the Company's internal auditors. The Audit Committee met five times during 1999.

         During 1999, the Board of Directors held five meetings. All directors attended more than 75% of the aggregate number of meetings of the Board of Directors and committees on which they serve.

         COMPENSATION OF DIRECTORS. Directors receive a $5,000 quarterly retainer plus $1,250 for attending each regular meeting of the Board of Directors or any committee. Committee chairmen receive an additional $250 for each committee meeting attended. Compensation for telephonic meetings is one-half the above rates. Directors who are officers of the Company do not receive any separate compensation for attending Board or committee meetings if requested by the committee to participate therein. In addition, directors who are not employees of the Company are entitled to receive nondiscretionary options for the purchase of Common Stock pursuant to the Company's 1998 Stock Incentive Plan.

         DEFERRED COMPENSATION PLAN FOR DIRECTORS. Directors may defer all or a part of any fees normally paid by the Company to the director pursuant to a voluntary, nonqualified compensation deferral plan. The fees eligible for deferral are defined as retainer, board meeting fees and committee meeting fees. The compensation deferred is credited to a liability account which is increased quarterly at a minimum rate of 6% per year. The benefits will be paid, upon termination from the Board of Directors, as deferred compensation to the director in a lump sum of the accumulated account, as follows: (a) upon attaining age 65 or any age thereafter; (b) in the event of total disability;
(c) in the event of death; or (d) in the event of voluntary termination.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1999, the CGC Committee was comprised of Messrs. Bottorff, Wilds and Wire. None of these persons has at any time been an officer or employee of the Company or of any subsidiary of the Company. With the exception that Cal Turner, Jr. served on the Board of Directors of First American Corporation, for which Dennis C. Bottorff served as Chairman and Chief Executive Officer during 1999, no executive officer of the Company served during 1999 as a member of a compensation committee or as a director of any entity of which any of the Company's directors served as an executive officer.

--------------------------------------------------------------------------------
                                  VOTE REQUIRED

    The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the meeting is required for the election of directors.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                        EACH OF THE NOMINEES LISTED ABOVE

--------------------------------------------------------------------------------

       PROPOSAL NO. 2: AMEND THE DOLLAR GENERAL 1998 STOCK INCENTIVE PLAN


         The Dollar General 1998 Stock Incentive Plan (the "1998 Plan") was originally approved for adoption by the shareholders of the Company in June 1998 and currently provides for a maximum of 9,375,000 shares (as adjusted to reflect all stock splits declared on or before the Records Date) of Common Stock for issuance thereunder. The stated purpose of the 1998 Plan is to enable the Company to attract, retain and reward key employees of and consultants to the Company and its subsidiaries and affiliates, and directors who are not also employees of the Company, and to strengthen the mutuality of interests between such key employees, consultants and directors by awarding them performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash. The Board of Directors has determined that the 1998 Plan does not currently provide a sufficient number of shares for issuance, and recommends for shareholder approval an amendment to the 1998 Plan so that: (i) the text of Section 3(k) of the 1998 Plan shall be amended to provide that the number of shares that may be issued under the 1998 Plan shall be increased from 9,375,000 shares of Common Stock to 21,375,000 shares of Common Stock; and (ii) Sections 3(k), 3(l) and
3(m) of the 1998 Plan shall be re-lettered to become Sections 3(a), 3(b) and 3(c), respectively, of the 1998 Plan. As of the record date 4,427,851 shares of Common Stock remain available for granting under the 1998 Plan. If the amendment is approved, the company will have an aggregate of 16,427,851 shares available for grant pursuant to the 1998 Plan, which constitutes 8% of the 263,274,082 shares outstanding as of the Record Date. In connection with approval of the amendment, the Board of Directors has authorized the termination of further stock incentive grants under the Company's incentive plans will constitute 12% of the shares outstanding as of the Record Date.

Summary of Material Provisions of the 1998 Plan, As Amended

         The following summary of the material provisions of the Dollar General 1998 Stock Incentive Plan, as amended, is qualified in its entirety by reference to the 1998 Plan as set forth in Exhibit A to this proxy statement.

         Under the 1998 Plan, the CGC Committee has the authority to grant to employees and consultants of the Company, and the Board of Directors has the authority to grant to directors who are not employed by the Company ("Outside Directors"), the following types of awards: (1) stock options; (2) stock appreciation rights; and/or (3) restricted stock. The CGC Committee has the power to delegate authority to the Company's CEO or to a committee composed of officers of the Company to grant, on behalf of the CGC Committee, non-qualified stock options, subject to such guidelines as the CGC Committee may determine from time to time. Pursuant to the 1998 Plan, a maximum of 21,375,000 shares of Common Stock are available for issuance, which may include authorized and unissued shares or treasury shares.

         The maximum number of shares of Common Stock for which awards may be made under the 1998 Plan to any officer of the Company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code is 500,000 during any single year. Any shares as to which an option or other award expires, lapses unexpired, or is forfeited, terminated, or canceled may become subject to a new option or other award. No grant under the 1998 Plan shall have an exercise period of more than ten years.

         The 1998 Plan also provides for automatic grants of non-qualified stock options to Outside Directors pursuant to the following formula: (i) the annual retainer for an Outside Director (determined with reference to the rate of annual retainer in effect on the date the non-qualified stock option is granted), divided by (ii) the fair market value of a share of Common Stock on the date of the grant, multiplying the result (the quotient) by three, rounding the resulting number of shares up to the nearest whole share. In the event an Outside Director serves as Chairman of the Board, the multiplier in the preceding sentence shall be four in lieu of three. The exercise price of each non-qualified stock option granted hereunder shall be the fair market value on the date of the grant. Such options will vest with respect to all shares on the first anniversary of the date of grant, if such Outside Director is still serving as a director on such date. All options automatically granted to an Outside Director will enable the optionee to purchase shares of Common Stock at the fair market value of the Common Stock on the date of grant. Outside Directors will not be able to transfer or assign their options without the prior written consent of the Board of Directors other than (i) transfers by the optionee to a member of his or her immediate family or a trust for the benefit of the optionee or a member of his or her immediate family, or (ii) transfers by will or by the laws of descent and distribution. Options automatically granted to Outside Directors will have a term of ten years from the date of grant. The exercise price may be paid in cash, shares of Common Stock, or a combination thereof.

         Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares as the CGC Committee may determine and may be granted alone, in conjunction with, or in tandem with other awards under the 1998 Plan or cash awards outside the 1998 Plan. A stock option will be exercisable at such times and subject to such terms and conditions as the CGC Committee will determine. In the case of an ISO, however, the term will be no more than ten years after the date of grant (five years in the case of ISOs for certain 10% shareholders). The option price for an ISO will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of the Common Stock as of the date of grant and for any non-qualified stock option will not be less than 50% of the fair market value as of the date of grant. ISOs granted under the 1998 Plan may not be transferred or assigned other than by will or by the laws of descent and distribution. No ISOs may be granted on or after the tenth anniversary of the earlier of the effectiveness of the 1998 Plan or shareholder approval thereof. Non-qualified stock options and stock appreciation rights may not be transferred or assigned without the prior written consent of the CGC Committee other than (i) transfers by the optionee to a member of his or her immediate family or a trust for the benefit of the optionee or a member of his or her immediate family, or (ii) transfers by will or by the laws of descent and distribution.

         Stock appreciation rights ("SARS") may be granted under the 1998 Plan in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once a stock appreciation right has been exercised, the related portion of the stock option underlying the stock option appreciation right will terminate. Upon the exercise of a stock appreciation right, the Company will pay to the employee or consultant in cash, Common Stock, or a combination thereof (the method of payment to be at the discretion of the CGC Committee), an amount equal to the excess of the fair market value of the Common Stock on the exercise date over the option price, multiplied by the number of stock appreciation rights being exercised. No SARS have been granted under the 1998 plan.

         Restricted stock awards may be granted alone, in addition to, or in tandem with, other awards under the 1998 Plan or cash awards made outside the 1998 Plan. The provisions attendant to a grant of restricted stock may vary from participant to participant. In making an award of restricted stock, the CGC Committee will determine the periods during which the restricted stock is subject to forfeiture and may provide such other awards designed to guarantee a minimum value for such stock. The CGC Committee may also impose such other conditions and restrictions on the shares of restricted stock as it deems appropriate, including the satisfaction of one or more of the following performance criteria: (i) pre-tax income or after-tax income; (ii) operating cash flow; (iii) operating profit; (iv) return on equity, assets, capital, or investment; (v) earnings or book value per share; (vi) sales or revenues; (vii) operating expenses; (viii) Common Stock price appreciation; and (ix) implementation, management, or completion of critical projects or processes (the "Performance Goals"). The Performance Goals may include a threshold level of performance below which no payment will be made (or will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the Performance Goals will be determined, to the extent applicable, in accordance with generally accepted accounting principles and will be subject to certification by the CGC Committee; provided, that the CGC Committee will have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company. The CGC Committee may provide that such restrictions will lapse with respect to specified percentages of the awarded shares of restricted stock on successive future dates. During the restriction period, the employee or consultant may not sell, transfer, pledge, or assign the restricted stock but will be entitled to vote the restricted stock and to receive, at the election of the CGC Committee, cash or deferred dividends. No restricted stock awards will be issued pursuant to the 1998 Plan in excess of 100,000 shares of Common Stock, and no restricted stock awards have been issued pursuant to the 1998 plan.

         If there is a change in control or a potential change of control of the Company, stock appreciation rights and any stock options which are not then exercisable, will become fully exercisable and vested and the restrictions and deferral limitations applicable to restricted stock and other stock-based awards may lapse and such shares and awards will be deemed fully vested. For purposes of the 1998 Plan, a change of control is defined generally to include (i) any person or entity, other than the Company or a wholly-owned subsidiary of the Company, becoming the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities that may be cast for the election of directors; (ii) in connection with a cash tender, exchange offer, merger or other business combination, sale of assets or contested election, less than a majority of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors being held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; and (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board ceasing to constitute at least a majority thereof, unless the election of each director first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period. Stock options, stock appreciation rights, and restricted stock will, unless otherwise determined by the CGC Committee in its sole discretion, be cashed out on the basis of the change in control price (as defined in the 1998 Plan and as described below). The change in control price will be the highest price per share paid in any transaction reported on the New York Stock Exchange ("NYSE") or paid or offered to be paid in any bona fide transaction relating to a change in control or potential change in control at any time during the immediately preceding 60-day period, as determined by the CGC Committee.

         The Board may amend, alter, or discontinue the 1998 Plan, provided that no amendment may be made which would impair the rights of an optionee or participant under an award made under the 1998 Plan without the participant's consent. No award may be granted pursuant to the 1998 Plan on or after the tenth anniversary of the effective date of the plan, but awards granted prior to such tenth anniversary may be extended beyond that date.

Grants Under the 1998 Plan

         Because awards to employees under the 1998 Plan are at the discretion of the CGC Committee and awards to non-employee directors under the 1998 Plan are contingent upon the market price of Dollar General Common Stock, the benefits that will be awarded under the 1998 Plan are not currently determinable. For a description of how grants are awarded to officers, see "Report of the Corporate Governance and Compensation Committee."

         The following table presents information about grants under the 1998 Stock Incentive Plan as of the record date.

                                           Shares Underlying    Average Exercise
                                              Options (1)       Price Per Share
         -----------------------------------------------------------------------
         Named Executive Officers:
             Cal Turner, Jr.                       164,796           $27.78
             Bob Carpenter                         113,038           $23.28
             Brian Burr                             70,700           $28.11
             Stonie O'Briant                        59,327           $27.78
             Leigh Stelmach                         59,327           $27.78

         Non-Employee Directors (2)                 22,939           $18.31

         Officers                                1,084,788           $25.80

         Employees
         (Excluding Officers)                    3,831,626           $26.05

         -------------------------

(1) No grants of Incentive Stock Options, Restricted Stock or Stock Appreciation Rights have been awarded under the 1998 Plan to date. Options awarded under the 1998 Plan have various vesting schedules as described in the "Report of the Corporate Governance and Compensation Committee." These options must be exercised within ten years from the grant date. The fair market value of shares underlying options granted under the 1998 Plan was $26.44 per share as of the record date.

(2) Non-qualified stock options are granted to non-employee directors pursuant to a non-discretionary formula detailed in the 1998 Plan. These options vest one year from the grant date and must be exercised within ten years from the grant date.



Certain Federal Income Tax Consequences

         The following is a brief summary of the federal income tax aspects of awards made under the 1998 Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

         Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (a) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (b) no deduction will be allowed to the Company for Federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

         If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally:
(a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (b) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

         Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

         Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (a) no income is realized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; and (c) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. See "Restricted Stock" for tax rules applicable where the spread value of an option is settled in an award of restricted stock.

         Stock Appreciation Rights. No income will be realized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives Common Stock upon exercise of a stock appreciation right, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

         Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under
Section 83(b) of the Internal Revenue Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether he made a
Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

         Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

         The 1998 Plan is not intended to be a "qualified plan" under Section 401(a) of the Code.

--------------------------------------------------------------------------------
                                  VOTE REQUIRED

            The amendment will be approved if the votes cast for the
                     amendment exceed those cast against it.


                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         "FOR" THE AMENDMENT TO THE PLAN

--------------------------------------------------------------------------------

         REPORT OF THE CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION


         The three-member Corporate Governance and Compensation Committee (the "CGC Committee") prepared the following executive compensation report.

What is the Company's compensation philosophy?

         The Company has adopted the concept of pay-for-performance, linking management compensation, Company performance and shareholder return. This strategy reflects the Company's desire to pay for results that are consistent with the key goals of the Company and its shareholders. The CGC Committee and the Company believe that combining the variable, direct and indirect pay components of the Company's compensation program enables the Company to attract, retain and motivate results-oriented employees to achieve higher levels of performance.

What is the Company's variable compensation philosophy?

         At nearly all levels of the Company, a significant portion of pay is variable, being contingent upon Company (or store unit) performance. The performance-based component, whether annual incentive or long-term incentive, is significant enough to serve as a strong incentive for excellent performance. Additionally, performance-based compensation through the granting of stock options to employees increases employee ownership of the Company.

What is the Company's direct compensation philosophy?

         Though performance-based compensation is to be emphasized, base pay is competitive. The Company believes base pay should relate to the skills required to perform a job and to the value of each job performed relative to the industry, market and strategic importance to the Company. This method of valuation allows the Company to respond to changes in its employment needs and changes in the labor market. Increases in base pay require a satisfactory or better level of performance as determined by the CGC Committee.

What is the Company's indirect compensation philosophy?

         The Company's indirect compensation programs are intended to protect employees from extreme financial hardship in the event of a catastrophic illness or injury and provide limited income security for retirement years. Health, life and disability benefit programs should provide competitive levels of protection without jeopardizing the Company's position as a low-cost retailer. The Company manages health-care costs aggressively and enlists employee assistance in cost management. Employees have various opportunities to share in health-care cost reductions and are encouraged to adopt healthy lifestyles.

         The Company's retirement plans should provide limited income security at retirement for the typical employee. Employees are also invited to share in ownership of the Company through participation in the Dollar General Direct Stock Purchase Plan and the Company's 401(k) plan.

How are the Company's officers compensated?

         Under the supervision of the CGC Committee, the Company has developed compensation policies and programs designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals. The Company is committed to creating an incentive for its employees that encourages a team approach toward the accomplishment of corporate objectives and creating value for shareholders.

         The executive officers' compensation for 1999 reflected the Company's increasing emphasis on tying pay to both short-term and long-term incentives. The short-term incentive is an annual cash bonus based on a percentage of the executive officer's salary. The long-term incentives are performance-accelerated stock options. Incentive pay awarded to the CEO and the other Named Executive Officers was controlled by Company performance goals that are established annually. The CGC Committee's approach to base compensation is to offer competitive (although slightly lower-than-average) salaries to the CEO and the other Named Executive Officers in comparison with market practices. Base salaries have become a relatively smaller component of the total executive officer compensation package as compared with the Company's pay-for-performance component. The 1999 average base salaries for the Named Executive Officers (not including the CEO) increased 6% over 1998 base salaries.

How does the Company determine the CEO's and Named Executive Officers' salary increases?

         The increase in base salaries in 1999 was determined based upon:

         o  a review  of peer  group  comparison  data  (using  the  peer  group
            compensation    survey   published   by   Management    Compensation
            Services(1)); and

         o the subjective analysis of the CGC Committee after evaluating the recommendations, peer group data, the Company's overall performance and the respective individual performance criteria of the Named Executive Officers.

Please explain the Company's annual cash bonus program.

         The Company's annual cash bonus opportunity for the executive officers makes up the short-term incentive component of the officers' cash compensation. The payment of annual cash bonuses is based on both objective and subjective criteria. All full-time employees are eligible to receive a cash bonus.

         Objective criteria for officers and corporate office employees include actual earnings improvement goals established by the CGC Committee at the end of the prior fiscal year. The Company uses earnings improvement for determining target goals for the executive officers' variable pay for primarily two reasons: first, it is a defined measure of total Company performance; and second, it is a measure that can be easily identified and reviewed by shareholders. The objective criteria for field-based employees is primarily based upon store performance.

         In order for an officer to receive a cash bonus under the cash bonus incentive program effective for 1999, the Company had to meet committee-established earnings improvement goals, each exceeding the prior year's performance. If the Company reached the "target" goal, which was considered by the CGC Committee to be challenging, then 25% of salary was to be awarded to each executive officer as a cash bonus. If the Company reached the "stretch" goal, which was considered by the Committee to be extremely challenging, then 75% of salary was to be awarded to each executive officer as a cash bonus. The percentage of salary awarded for earnings performance falling between the "target" and "stretch" goals is on a graduated scale (from 26% of salary to 74% of salary) commensurate with the Company's earnings improvement over the prior year.

         Subjective performance criteria include the results of each employee's annual performance and development reviews. Each executive officer's performance is reviewed pursuant to the Company's Development Review Process ("DR Process"). The DR Process is a comprehensive program that focuses on total performance improvement by concentrating on "Key Development Areas" ("KDAs") and "Key Result Areas" ("KRAs"). KDAs emphasize skill enhancement, leadership development, and career goal aspirations of employees. KRAs focus on the key results required to actively pursue the Company's mission. KDAs and KRAs are set annually for each management employee by the employee's supervisor, and the payment of an annual bonus is dependent upon each executive officer achieving his individual goals. In other words, Company performance is not the sole criterion by which an executive officer's annual cash bonus payout is determined. Two factors determine whether an executive officer would receive an annual cash bonus: (a) The Company must achieve an established earnings goal; and (b) the individual must achieve a satisfactory performance evaluation based upon the above-described DR Process factors. Therefore, equal weight is given to each of these factors.

         Based on performance during 1999, executive officers will receive 35% of their annual salaries as cash bonuses (paid in 2000). Executive officers received 67% of their annual salaries as cash bonuses for the prior year.

Please explain the Company's Employee Stock Incentive Program.

         The Company grants non-qualified stock options under the 1993 Employee Stock Incentive Plan ("1993 Plan"), the 1995 Employee Stock Incentive Plan ("1995 Plan") and the 1998 Stock Incentive Plan (the "1998 Plan"). Stock options are awarded to executive officers, department directors, field management and other personnel considered to be in key positions, as approved by the CGC Committee. The Company uses stock options as an incentive for outstanding performance and to encourage stock ownership.

--------------------------
(1) The peer group  compensation  survey is  published  annually  by  Management
    Compensation Services. The 1999 survey included the following mass-merchandising companies: Ames Department Stores, Consolidated Stores, Dayton Hudson, Garden Ridge, K-Mart Stores, Montgomery Ward, Pamida, Ross Stores, Service Merchandise, ShopKo Stores, TJX Companies, Value City and Wal-Mart Stores. For the past ten years, the Company has used this well-known peer group annual salary survey when reviewing and establishing the Company's executive compensation policies. Because the Company uses this survey for executive compensation comparison, and because the Company ties executive compensation directly to Company performance, the same peer group survey, with the exception of those companies that are not publicly traded (and for which stock comparison data is therefore unavailable), is used for Company performance comparison purposes.

         Executive officers, department directors and other key employees receive "performance-accelerated" stock options with annual accelerated-vesting schedules tied to the achievement of corporate performance goals (as measured by earnings improvement) and individual performance goals (as measured by the DR Process).

What is a "performance-accelerated" stock option?

         To further encourage outstanding performance, the CGC Committee adopted a compensation program that ties the acceleration of stock option vesting to earnings goals. Each executive officer receives stock option grants with a nine-and-one-half year vesting schedule. However, if the executive officer meets his or her individual goals and the Company meets or exceeds the CGC Committee-established earnings goal, then the stock option grant tied to that goal will vest earlier than nine-and-one-half years.

How does the Company determine how many stock options to grant?

         In determining the number of the shares subject to stock options granted to the employees eligible to participate in the stock incentive plans, the CGC Committee takes into account the respective scope of accountability, the strategic and operational responsibilities of such employees, and the salary levels of such employees.

         Compensation data from the Management Compensation Services compensation survey reveals that annual stock grants (calculated by multiplying the grant price by the number of shares granted) are typically expressed as a multiple of salary. In that survey, annual grant amounts fall within a range of one to three times the CEO's annual salary, and executive officers' grant amounts fall within a range of one-half to one-and-one-half times the executive officer's salary. Because the CGC Committee has decided to place greater emphasis on the performance-based component of compensation, it pays at or below the average base salaries for the CEO and other executive officers but sets incentive compensation multiples at or above the high end of the peer group survey ranges for these positions. Specifically, the CGC Committee has established an incentive compensation multiple of approximately three to four-and-one-half times salary for determining annual stock option grants for the CEO and the other executive officers. These options are valued by multiplying the option exercise price (fair market value at the time of grant) by the number of shares granted.

         The CGC Committee also established a stock option program called the Stock Plus Program. This program, which is composed of option grants under the 1993 Plan, the 1995 Plan and the 1998 Plan, awards executive officers and other key employees determined by the CGC Committee additional stock options as an incentive for meeting Company stock ownership targets. Stock ownership targets are generally equal to at least two-and-one-half times salary and must be maintained for at least a year prior to receiving a Stock Plus Program grant. The CEO is required to maintain ownership of four times his salary to be eligible to participate in this program.

         Each executive officer vested in the maximum number of options which could vest on an accelerated basis or otherwise in both 1999 and 1998 because
(1) the Company met its stock option program earnings goals, (2) each executive officer achieved his or her previously established performance goals and (3) each executive officer met the ownership requirements of the Stock Plus Program.

How is the Chief Executive Officer compensated?

         As with the Company's other executive officers, the CEO's compensation reflects the Company's increasing emphasis on tying compensation to both short-term and long-term performance goals. When determining the CEO's salary, the CGC Committee considers the CEO's prior-year performance and expected future contributions to the Company as well as peer industry survey results published annually. The CEO's annual salary for 1999 was 13% lower than the median of the industry comparison group.

         The CGC Committee believes the CEO should have some compensation at risk in order to encourage performance that maximizes shareholder return; therefore, it has created a significant opportunity for additional compensation through performance-based incentives. The performance-based compensation for which the CEO is eligible takes the form of both short-term and long-term incentives. Like the other executive officers, the CEO is eligible for a cash bonus (the short-term incentive) based on the attainment of individual goals and Company earnings improvement goals. Also like the other executive officers, the CEO is eligible for Stock Incentive Program non-qualified performance-accelerated stock options and stock-ownership-based Stock Plus Program stock options (the long-term incentive). The Stock Incentive Program stock options, which have a nine-and-one-half year vesting schedule, can be accelerated to an earlier vesting date if certain Committee-established Company earnings improvement goals and individual performance goals are achieved.

         The CGC Committee also believes that in order to maximize the CEO's performance, a substantial portion of the CEO's compensation should be tied directly to overall Company performance. Consistent with this philosophy, the CGC Committee has established a salary for the CEO that is at or below the salaries of CEOs of the peer group compensation survey participants and has emphasized the pay-for-performance components of the CEO's total compensation package. When considering the CEO's pay-for-performance component of his compensation package, the CGC Committee took into consideration prior pay-for-performance awards. The CGC Committee determined that based on the CEO's individual performance and the performance of the Company, it was important to continue its incentive compensation program in a manner that is competitive in the industry and that continues to motivate and reward outstanding performance.

         Under the Company's short-term incentive program (cash bonus), the CEO's total possible cash-bonus incentive is 100% of his salary. To be eligible for a cash bonus, the CEO must achieve personal performance goals established by the CGC Committee, and the Company must meet at least one of its earnings improvement goals. If the CEO meets his individual performance goals and the Company meets its Committee-established cash bonus program "target" goal, the CEO will receive a cash bonus equal to 25% of his annual salary. If the CEO's individual goals are met and the CGC Committee-established cash bonus program "stretch" earnings goal is met, then the CEO will receive a cash bonus equal to 100% of his annual salary. The percentage of salary awarded for earnings performance falling between the cash bonus "target" and "stretch" goals is on a graduated scale (from 26% to 99% of salary) commensurate with the earnings performance.

         Because the Company exceeded its "target" earnings goal set for 1999, but did not achieve its "stretch" earnings goal established for awarding cash bonus, the CEO's short-term incentive compensation program rewarded the CEO with a cash bonus (paid in 2000) of 84% of his annual salary. Because the Company exceeded its "target" earnings goal set for 1998, but did not achieve its "stretch" earnings goal established for awarding cash bonus, the CEO's short-term incentive compensation program rewarded the CEO with a cash bonus (paid in 1999) of 67% of his annual salary.

         The CEO's long-term incentive compensation program effective for 2000 rewards the CEO with stock option grants up to approximately three to four-and-one-half times his annual salary. If the CGC Committee-established stock option program "target" earnings goal is met and the CEO meets his individual performance standard, he will vest on an accelerated basis in stock options that represent approximately 67% of the total non-Stock-Plus stock option benefit. If the CGC Committee-established stock option program "stretch" earnings goal is met and the CEO meets his individual performance standard, he will vest on an accelerated basis in 100% of the total non-Stock Plus stock option benefit.

         The CEO also participates in the Company's Stock Plus Program. This program rewards the CEO with additional stock options if he maintains a level of Company-stock ownership equal to at least four times his salary.

         For 1999 and 1998, because the Company met or exceeded the Committee-established stock option program earnings goals, the CEO met or exceeded his performance standard and met or exceeded the Company stock ownership requirement, the CEO vested, on an accelerated basis, in the maximum number of the available stock option grants.

How is the Company addressing Internal Revenue Code limits on the deductibility of executive compensation?

         The CGC Committee continues to analyze the potential impact of the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act. Under the regulations, compensation pursuant to the Company's stock plans should qualify as "performance-based" and therefore, should be excluded from the $1,000,000 limit. Other forms of compensation provided by the Company to its executives, however, are not excluded from such limit.


   William S. Wire, II - Committee Chairman
   David M. Wilds
   Dennis C. Bottorff

                            COMMON STOCK PERFORMANCE


         As a part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission (the "SEC") requires the Company to prepare a performance graph that compares its cumulative total shareholders' return during the previous five years with a performance indicator of the overall stock market and the Company's peer group. For the overall stock market performance indicator, the Company uses the S&P 500 Index. For the peer group stock market performance indicator, the Company has chosen to use the stock market results of the publicly-held participants of the compensation survey published by Management Compensation Services used by the CGC Committee when reviewing and establishing the Company's executive compensation policies. See "Report of the Corporate Governance and Compensation Committee of the Board of Directors on Executive Compensation."


                      [GRAPHIC - DATA POINTS LISTED BELOW]

                                                        Cumulative Total Return
                               -------------------------------------------------------------------------
                                1/31/95    1/31/96     1/31/97      1/31/98       1/29/99      1/28/00

DOLLAR GENERAL CORPORATION      100.00      97.11      152.33       280.88        302.18        316.62
PEER GROUP                      100.00      88.92      115.11       191.85        375.74        444.03
S&P 500                         100.00     138.67      175.20       222.34        294.58        342.26

                             EXECUTIVE COMPENSATION


         The following table provides information as to annual, long-term or other compensation paid or accrued during 1999, 1998 and 1997, for the Company's CEO and the persons who, at the end of 1999, were the other four most highly compensated executive officers of the Company (collectively the "Named Executive Officers").

                                                    SUMMARY COMPENSATION TABLE

                                                                                                      Long-term
                                                         Annual Compensation                    Compensation Awards
                                               ----------------------------------------  -------------------------------  All Other
                                                                         Other Annual    Restricted      Securities        Compen-
                                                                         Compensation       Stock        Underlying        sation
Name and Principal Position             Year    Salary ($)   Bonus ($)      ($) (1)        Awards ($)    Options (#) (2)  ($) (3)
-----------------------------------------------------------------------------------------------------------------------------------

Cal Turner, Jr., Chairman and Chief     1999      766,667    485,750      12,866                 0        164,796        156,782
Executive Officer                       1998      704,167    528,000       8,153                 0        167,686        151,410
                                        1997      599,129    600,000       9,076                 0        286,098        64,315

-----------------------------------------------------------------------------------------------------------------------------------

Brian Burr, Executive Vice President    1999      320,833     88,500     13,308                  0         70,700         19,951
and Chief Financial Officer             1998      137,500          0          0                  0        144,433              0
                                        1997            0          0          0                  0              0              0
-----------------------------------------------------------------------------------------------------------------------------------

Bob Carpenter, President and Chief      1999      270,833    147,500     13,664                  0         59,327         39,219
Operating Officer(4)                    1998      230,833    138,000      8,738                  0         53,944         32,150
                                        1997      195,000    135,000      8,169                  0         97,270          6,350
-----------------------------------------------------------------------------------------------------------------------------------

Stonie O'Briant, Executive Vice         1999      219,167    112,100      4,059                  0         59,327         19,995
President, Merchandising(5)             1998      186,667    117,300      2,525                  0        108,780         18,404
                                        1997      165,000    105,000      2,506                  0         71,636          6,350
-----------------------------------------------------------------------------------------------------------------------------------

Leigh Stelmach, Executive Vice          1999      282,917    190,275      10,099                 0         59,327         42,778
President, Operations                   1998      318,750    207,000      9,128                  0         53,944         44,091
                                        1997      293,750    206,250      9,070                  0         97,270          6,350
===================================================================================================================================

-------------------------
(1) The amounts reported in this column include gross-ups for tax reimbursements and $6,773 reimbersed to Mr. Burr for relocation expense in 1999. Includes $57,964 paid as premiums on a split-dollar life insurance policy for Mr. Turner in 1997.

(2) Includes options granted under the Stock Plus Program, which awards grants to key employees who maintain a specified level of stock ownership, as well as options granted under the Stock Incentive Program which are tied to employee and company performance. All share amounts have been adjusted to reflect all common stock splits as of the date of this report.

(3) Includes contributions to retirement and deferred compensation plans in 1999, 1998, and 1997.

(4) Mr. Carpenter, formerly Executive Vice President, Chief Administrative Officer and Chief Counsel, was named President and Chief Operating Officer in January 2000.

(5) Mr. O'Briant, former Senior Vice President, Merchandising, was named Executive Vice President, Merchandising in January 2000.

                       OPTIONS GRANTED IN LAST FISCAL YEAR


   The following table provides information as to options granted to the Named Executive Officers during 1999. The Company granted no Stock Appreciation Rights in 1999, and no Named Executive Officer holds any Stock Appreciation Rights.

                                                                                                Potential Realizable Value at
                                                                                             Assumed Annual Rates of Stock Price
                                                                                                       Appreciation for
                                                   Individual Grants                                     Option Term
                            ----------------- ----------------- ------------- -------------- ----------------- -------------------
                                 Number of
                                Securities        % of Total
                                Underlying     Options Granted    Exercise or
                                 Options       to Employees in     Base Price
                              Granted(#)(1 )        1999 (%)       ($/Share)      Expiration
             Name                                                                  Date            5% ($)            10% ($)
    ----------------------- ----------------- ----------------- ------------- -------------- ----------------- -------------------
    Cal Turner, Jr.                87,893             3.55           $ 27.25       4/1/2009         2,878,583           7,294,895
                                   43,943                            $ 27.25       4/1/2009
                                   32,960                            $ 29.88       6/7/2009

    ----------------------- ----------------- ----------------- ------------- -------------- ----------------- -------------------

    Brian Burr                     31,643             1.52           $ 27.25       4/1/2009         1,249,977           3,167,687
                                   15,818                            $ 27.25       4/1/2009
                                   23,239                            $ 29.88       6/7/2009

    ----------------------- ----------------- ----------------- ------------- -------------- ----------------- -------------------

    Bob Carpenter                  31,643             1.28           $ 27.25       4/1/2009         1,036,298           2,626,184
                                   15,818                            $ 27.25       4/1/2009
                                   11,866                            $ 29.88       6/7/2009

    ----------------------- ----------------- ----------------- ------------- -------------- ----------------- -------------------

    Stonie O'Briant                31,643             1.28           $ 27.25       4/1/2009         1,036,298           2,626,184
                                   15,818                            $ 27.25       4/1/2009
                                   11,866                            $ 29.88       6/7/2009

    ----------------------- ----------------- ----------------- ------------- -------------- ----------------- -------------------

    Leigh Stelmach                 31,643             1.28           $ 27.25       4/1/2009         1,036,298           2,626,184
                                   15,818                            $ 27.25       4/1/2009
                                   11,866                            $ 29.88       6/7/2009

    ======================= ================= ================= ============= ============== ================= ===================

-------------------------

(1) Options granted under the Stock Incentive Program will vest nine and one-half years from the date of grant. These options may vest on an accelerated basis upon the attainment of individual and Company stock ownership requirement to receive Executive Officer are listed in the followingt order: (1) Stock Incentive Program grants which, for purposes of accelerated vesting are tied to earnings goal one. (2) Stock Incentive Program grants which, for purposes of accelerated vesting are tied to earnings goal two and (3) Stock Plus Program grants. All share amounts and prices have been adjusted to refelect all common stock splits as of the date of this report.

     AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND YEAR-END VALUES


       The following table provides information as to options exercised or held by the Named Executive Officers during 1999.

                                                            Number of Securities Underlying          Value of Unexercised
                                                          Unexercised Options at Fiscal Year             In-the-Money
                                                                          End                   Options at Fiscal Year-end ($)
--------------------- ----------------- ----------------- ----------------------------------- ------------------------------------
                           Shares            Value
                          Acquired          Realized
        Name            on Exercise (#)    ($)(    1)        Exercisable       Unexercisable      Exercisable       Unexercisable
--------------------- ----------------- ----------------- ---------------- ------------------ ----------------- ------------------
Cal Turner, Jr.              459,793        8,789,421                0            846,560                   0          6,055,153
--------------------- ----------------- ----------------- ---------------- ------------------ ----------------- ------------------

Brian Burr                         0                0           51,476            163,657                   0                  0
--------------------- ----------------- ----------------- ---------------- ------------------ ----------------- ------------------

Bob Carpenter                175,000        4,130,603          209,069            279,375           2,852,507          1,935,833
--------------------- ----------------- ----------------- ---------------- ------------------ ----------------- ------------------

Stonie O'Briant                    0                0          148,499            255,360           1,478,353          1,294,886
--------------------- ----------------- ----------------- ---------------- ------------------ ----------------- ------------------

Leigh Stelmach                     0                0          158,649            279,375           2,125,163          1,935,833
===================== ================= ================= ================ ================== ================= ==================

-------------------------
(1) Market value of underlying securities at exercise, minus the exercise price.

                            EMPLOYEE RETIREMENT PLAN


         In 1997, the Company combined its two retirement plans, the Dollar General Money Purchase Retirement Plan and the Dollar General Employee Stock Ownership Program, to create a new retirement program. The Dollar General Corporation 401(k) Savings and Retirement Plan (the "401(k) Plan") became effective on January 1, 1998. Balances in the two earlier plans were transferred into the 401(k) Plan.

         The Company makes an automatic annual contribution equal to two percent of each eligible employee's compensation. Seventy-five percent of this automatic contribution will be made in cash, while the remaining twenty-five percent will be contributed in Common Stock. Eligible employees are not required to make any additional contributions in order to receive this automatic contribution from the Company. However, participants may elect to contribute between one and fifteen percent of their annual salary, up to a maximum annual contribution of $10,500. The Company will match 50% of employee contributions, up to six percent of annual salary.

         The 401(k) Plan covers substantially all employees including the Named Executive Officers, subject to certain eligibility requirements. The 401(k) Plan is subject to the Employee Retirement and Income Security Act ("ERISA").

         A participant's right to claim a distribution of his or her account balance is dependent on ERISA guidelines, Internal Revenue Service regulations and the vesting schedule below:

         Employee Contributions                        Immediately Vested
         Dollar General Automatic Contribution (2%)    Immediately Vested
         Employer Matching Contribution                At the end of the 1st - 3rd  Years        0% Vested
                                                       At the end of the 4th Year               40% Vested
                                                       At the end of the 5th Year              100% Vested

         As of January 28, 2000, Messrs. Cal Turner, Jr., Bob Carpenter, Brian Burr, Stonie O'Briant and Leigh Stelmach had 34, 18, 1, 9, and 11 years of credited service, respectively. The estimated present value of benefits under the plan as of January 28, 2000 was $746,146 for Mr. Turner, $321,772 for Mr. Carpenter, $0 for Mr. Burr, $106,785 for Mr. O'Briant, and $185,119 for Mr. Stelmach. Upon retirement, each participant has the option of taking a lump sum or an average annual payment over a ten-year period.


                            OTHER EXECUTIVE BENEFITS

         The Company offers the Supplemental Executive Retirement Plan (the "SERP") and Compensation Deferral Plan (the "CDP") to certain key employees who are determined to be eligible by the CGC Committee. Pursuant to the CDP, participants make annual elections to defer up to 100% of base pay, reduced by any deferrals to the qualified plan, and up to 100% of bonus. All participants are 100% vested for all compensation deferrals. Pursuant to the SERP, the Company makes an annual contribution to all participants who are actively employed on December 31. The contribution percentage is based on age plus service where:

            Age plus Service              Percent of Base plus Bonus
            ----------------              --------------------------
                                           Non-Officer      Officers
                                           -----------      --------
                 <40                          2.0%             3.0%
               40-59                          3.0%             4.5%
               60-79                          5.0%             7.5%
            80 or more                        8.0%            12.0%

         SERP participants will be 100% vested at the earlier of ten years of service or age 50. Death or total and permanent disability will also trigger 100% vesting. Under the CDP, participants may elect to have deferrals and earnings for the current plan year paid out in a lump sum prior to retirement or termination, but no sooner than five years following the end of the current plan year.

         Participants have phantom investment funds to choose from which mirror the investment options available in the 401(k) Plan. The SERP and CDP are non-qualified plans and therefore not subject to ERISA..

         The estimated present value of benefits under the SERP and CDP as of January 1, 2000 was $3,768,756 for Mr. Turner, $437,947 for Mr. Carpenter, $130,806 for Mr. Burr, $303,693 for Mr. O'Briant, and $557,285 for Mr. Stelmach.


                     TRANSACTIONS WITH MANAGEMENT AND OTHERS


         John B. Holland, a director of the Company, was a director and executive officer of Fruit of the Loom, Inc., a manufacturer of underwear and other soft goods during 1999. In 1999, the Company purchased approximately $28,325,655 in goods from Fruit of the Loom, Inc.


                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

         Shareholder proposals intended for presentation at the 2001 annual meeting of shareholders must be received by Robert C. Layne, Corporate Secretary, at 100 Mission Ridge, Goodlettsville, Tennessee 37072-2170 not later than December 29, 2000 for inclusion in the proxy statement and form of proxy relating to that meeting. All such proposals must be in writing and mailed by certified mail, return receipt requested, and must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the 1934 Act and the disclosure requirements of Item 405 of Regulation S-K of the Rules and Regulations of the SEC require the Company's executive officers and directors, and any person who owns more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, the applicable market or exchange upon which the Company's shares are listed, and the Company. Based solely on the Company's review of copies of such forms it has received and based on written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all its officers, directors and greater-than-ten-percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1999.

                            METHOD OF COUNTING VOTES

         Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the back side of the proxy card. Abstentions and "non-votes" will be counted as present for purposes of determining a quorum, but will not be counted as votes in favor of or against a particular proposal. If a broker or nominee holding shares in "street" name indicates on the proxy that it does have discretionary authority to vote on a particular matter, those shares will not be voted with respect to that matter and will be disregarded for the purpose of determining the total number of votes cast with respect to a proposal.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Deloitte & Touche LLP has served as the Company's independent public accounting firm since 1997. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting to respond to appropriate questions.

                                  OTHER MATTERS


         The cost of soliciting proxies will be borne by the Company. In addition to this solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, personally and by mail, telephone or telegraph. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. The Company may also retain an investor relations firm to solicit proxies by telephone or mail. Proxies may be voted by returning the printed proxy card, or by voting via the telephone or Internet. For more information about how to vote your proxy, please see the instructions on your proxy card.

         The Board of Directors is not aware of any matter to be submitted for consideration at the Annual Meeting other than those set forth in the accompanying notice. If any other matter properly comes before the Annual Meeting for action, proxies will be voted on such matter in accordance with the best judgment of the persons named as proxies. Each shareholder has the unconditional right to revoke his or her proxy at any time prior to the voting thereof by giving the Secretary of the Company written notice of such revocation.

         The Annual Report of the Company is mailed with this proxy statement. A copy of the Company's Annual Report on Form 10-K for the year ended January 28, 2000 (as filed with the SEC) is available without charge to any shareholder upon request. Requests for the Company's Annual Report on Form 10-K should be directed to Robert C. Layne, Corporate Secretary.


--------------------------------------------------------------------------------
Whether or not you expect to be present at the Annual Meeting of Shareholders, please vote your proxy as soon as possible. You may vote your proxy electronically according to the instructions on the enclosed card, or you may sign, date and return the enclosed printed proxy card in the enclosed business reply envelope. No postage is necessary if the proxy is mailed within the United States.
--------------------------------------------------------------------------------

         Options granted under the Stock Incentive Program will vest nine and one-half years from the date of grant. These options may vest on an accelerated basis upon the attainment of individual and Company performance goals. Each Named Executive Officer met Company stock ownership requirements to receive additional grants under the Stock Plus Program. Option grants for each Named Executive Officer are listed in the following order: (1) Stock Incentive Program grants which, for purposes of accelerated vesting are tied to earnings goal one,
(2) Stock Incentive Program grants which, for purposes of accelerated vesting are tied to earnings goal two and (3) Stock Plus Program grants. All share amounts and prices have been adjusted to reflect all common stock splits as of the date of this report.

Market value of underlying securities at exercise, minus the exercise price.

                                                                       EXHIBIT A
                           DOLLAR GENERAL CORPORATION
                            1998 STOCK INCENTIVE PLAN
                             As Amended and Restated

SECTION 1.  Purpose; Definitions.

         The purpose of the Dollar General Corporation 1998 Stock Incentive Plan (the "Plan") is to enable Dollar General Corporation (the "Corporation") to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and directors who are not also employees of the Corporation, and to strengthen the mutuality of interests between such key employees, consultants, and directors by awarding such key employees, consultants, and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Exchange Act, and shall be interpreted in a manner consistent with the requirements thereof, as now or hereafter construed, interpreted, and applied by regulations, rulings, and cases. The Plan is also designed so that awards granted hereunder intended to comply with the requirements for "performance-based" compensation under
Section 162(m) of the Code may comply with such requirements. The creation and implementation of the Plan will not diminish or prejudice other compensation plans or programs approved from time to time by the Board.

         For purposes of the Plan, the following terms shall be defined as set forth below:

         A. "Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

         B. "Board" means the Board of Directors of the Corporation.

         C. "Cause" has the meaning provided in Section 5(j) of the Plan.

         D. "Change in Control" has the meaning provided in Section 9(b) of the Plan.

         E. "Change in Control Price" has the meaning provided in Section 9(d) of the Plan.

         F. "Common Stock" means the Corporation's Common Stock, $.50 par value per share.

         G. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         H. "Committee" means the Committee referred to in Section 2 of the Plan.

         I.  "Corporation"  means  Dollar  General  Corporation,  a  corporation
organized  under  the  laws  of  the  State  of  Tennessee,   or  any  successor
corporation.

         J. "Disability" means disability as determined under the Corporation's Group Long Term Disability insurance Plan.

         K. "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Corporation at or before the time of such retirement, from active employment with the Corporation and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Corporation then in effect or as may be approved by the Committee.

         L. "Effective Date" has the meaning provided in Section 13 of the Plan.

         M. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

         N. "Fair Market Value" means with respect to the Common Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of Common Stock on the NYSE or such other market or exchange as is the principal trading market for the Common Stock, or, if no such sale of a share of Common Stock is reported on Nasdaq or other exchange or principal trading market on such date, the fair market value of a share of Common Stock as determined by the Committee in good faith.

         O. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         P. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

         Q. "Non-Employee Director" means a member of the Board who is a Non-Employee Director within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act and an outside director within the meaning of Treasury Regulation Sec. 162-27(e)(3) promulgated under the Code.

         R. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         S. "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

         T. "NYSE" means the New York Stock Exchange.

         U. "Outside Director" means a member of the Board who is not an officer
or  employee  of  the   Corporation  or  any  Subsidiary  or  Affiliate  of  the
Corporation.

         V. "Outside Director Option" means an award to an Outside Director under Section 8 below.

         W. "Performance Goals" means performance goals based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) operating cash flow; (iii) operating profit; (iv) return on equity, assets, capital, or investment; (v) earnings or book value per share; (vi) sales or revenues; (vii) operating expenses; (viii) Common Stock price appreciation; and (ix) implementation, management, or completion of critical projects or processes. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Corporation or any Subsidiary, or a division or strategic business unit of the Corporation, or may be applied to the performance of the Corporation relative to a market index, a group of other companies, or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined, to the extent applicable, in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Corporation or any Subsidiary or the financial statements of the Corporation or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of business or related to a change in accounting principles.

         X. "Plan" means this Dollar General Corporation 1998 Stock Incentive Plan, as amended from time to time.

         Y. "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions under Section 7 of the Plan.


         Z. "Restriction Period" has the meaning provided in Section 7 of the Plan.

         AA. "Retirement" means Normal or Early Retirement.

         BB. "Section 162(m) Maximum" has the meaning provided in Section 3(a) hereof.

         CC. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

         DD. "Stock Option" or "Option" means any option to purchase shares of Common Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

         EE. "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.


SECTION 2.  Administration.

         Except as provided below, the Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by an existing Committee of the Board composed exclusively of Non-Employee Directors. The initial Committee shall be the Corporate Governance and Compensation Committee of the Board. In the event there are not at least two Non-Employee Directors on the Board, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board.

         The Committee shall have the power to delegate authority to the Corporation's Chief Executive Officer, or to a committee composed of executive officers of the Corporation, to grant, on behalf of the Committee, Non-Qualified Stock Options exercisable at Fair Market Value on the date of grant, subject to such guidelines as the Committee may determine from time to time; provided, however that (i) options may only be granted pursuant to such delegated authority for the purposes specified by the Committee, which may include attracting new employees, awarding outstanding performance, or retaining employees, (ii) the Committee shall specify the maximum number of shares that may be granted for purposes of attracting-any single new employee at any specified level and the maximum number that may be granted to any other employee for any other purpose, (iii) options to purchase no more than 100,000 shares may be granted in any fiscal year pursuant to such delegated authority, and (iv) a report of each grant of an option pursuant to such delegated authority shall be presented to the Committee at the first meeting of the Committee following such grant. Options granted pursuant to such delegated authority in accordance herewith shall be deemed, to the extent permitted under applicable law, to have been granted by the Committee for all purposes under the Plan.

         The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees and consultants eligible under
Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, and/or (iii) Restricted Stock.

         In particular, the Committee, or the Board, as the case may be, shall have the authority, consistent with the terms of the Plan:

                  (a) to select the officers, key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, and/or Restricted Stock may from time to time be granted hereunder;

                  (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and/or Restricted Stock, or any combination thereof, are to be granted hereunder to one or more eligible persons;

                  (c) to determine the number of shares to be covered by each such award granted hereunder;

                  (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 10 hereof;

                  (e) to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock under Section 5(l) or
         (m), as applicable, instead of Common Stock;

                  (f) to determine whether, to what extent, and under what circumstances Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan;

                  (g) to  determine  whether,  to what  extent,  and under  what circumstances shares of Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

                  (h) to determine the terms, conditions, and restrictions of any Performance Goals and the number of Options, Stock Appreciation Rights, or shares of Restricted Stock subject thereto;

                  (i) to determine whether to require payment of tax withholding requirements in shares of Common Stock subject to the award; and

                  (j) to impose any holding period required to satisfy Section 16 under the Exchange Act.

         The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan; and, except as expressly set forth herein or otherwise required by law, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Corporation and Plan participants.


SECTION 3.  Shares of Common Stock Subject to Plan.

                  (a) As of the Effective Date, the aggregate number of shares of Common Stock that may be issued under the Plan shall be 21,375,000 shares. The shares of Common Stock issuable under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. No officer of the Corporation or other person whose compensation may be subject to the limitations on  deductibility  under

         Section 162(m) of the Code shall be eligible to receive awards pursuant to this Plan relating to in excess of 500,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum").

                  (b) If any shares of Common Stock that have been optioned cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to. any Restricted Stock granted hereunder are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Common Stock, or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

                  (c) In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an appropriate substitution or adjustment shall be made in the maximum number of shares that may be awarded under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the Performance Goals, in the number of shares underlying Outside Director Options to be granted under Section 8 hereof, in the Section 162(m) Maximum, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. An adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. Eligibility.

         Officers, other key employees and Outside Directors of and consultants to the Corporation and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. Outside Directors are eligible to receive awards pursuant to Section 8 and not pursuant to any other provisions of the Plan.


SECTION 5. Stock Options.

         Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation. No Incentive Stock Option shall be granted on or following the tenth anniversary of the earlier of(i) the effectiveness of the Plan or (ii) the date of shareholder approval of the Plan.

         The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

         Options granted to officers, key employees, Outside Directors and consultants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

                  (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, not less than 110%) of the Fair Market Value of the Common Stock at grant, in the case of Incentive Stock Options, and not less than 50% of the Fair Market Value of the Common Stock at grant, in the case of Non-Qualified Stock Options.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option (Incentive or Non-Qualified) shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries or parent corporations, no Incentive Stock Option shall be exercisable more than five years) after the date the Option is granted.

                  (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

                  (d) Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of shares of Common Stock already owned by the optionee or, in the case of a Non-Qualified Stock Option, shares of Restricted Stock or shares subject to such Option or another award hereunder (in each case valued at the Fair Market Value of the Common Stock on the date the Option is exercised). If payment of the exercise price is made in part or in full with Common Stock, the Committee may award to the employee a new Stock Option to replace the Common Stock which was surrendered. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant. No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 12(a).

                  (e) Transferability of Options. No Non-Qualified Stock Option shall be transferable by the optionee without the prior written consent of the Committee other than (i) transfers by the Optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                  (f) Bonus for Taxes. In the case of a Non-Qualified Stock Option or an optionee who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Stock Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the optionee upon such exercise.

                  (g) Termination by Death. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (h) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

                  (i) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

                  (j) Other Termination. Subject to Section 5(k), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (ii) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate, in each case as determined by the Committee, in its sole direction. Unless otherwise determined by the Committee, if an optionee voluntarily terminates employment with the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

                  (k) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000. To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

                           (i) if (x) a  participant's  employment is terminated
                  by reason of death, Disability, or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under
                  Section 5(g), (h) or (i), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an "Incentive Stock Option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

                           (ii) if the exercise of an Incentive  Stock Option is
                  accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in
                  Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

                  (l) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Common Stock, or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

                  (m) Settlement Provisions. If the option agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regard to the forfeiture restrictions involved.

                  (n) Performance and Other Conditions. The Committee may condition the exercise of any Option upon the attainment of specified Performance Goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the option agreement, any such conditional Option shall vest six months prior to its expiration if the conditions to exercise have not theretofore been satisfied.

SECTION 6.  Stock Appreciation Rights.

                  (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option. A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

                  (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                           (i) Stock  Appreciation  Rights shall be  exercisable
                  only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

                           (ii) Upon the exercise of a Stock Appreciation Right,
                  an optionee shall be entitled to receive an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the Fair Market Value of the Common Stock on the date of exercise.

                           (iii) Stock Appreciation Rights shall be transferable
                  only when and to the extent that the underlying Stock Option would be transferable under Section 5(e) of the Plan.

                           (iv) Upon the exercise of a Stock Appreciation Right,
                  the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in
                  Section 3 of the Plan on the number of shares of Common Stock to be issued under the Plan.

                           (v) The Committee,  in its sole discretion,  may also
                  provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

                           (vi) The  Committee may condition the exercise of any
                  Stock Appreciation Right upon the attainment of specified Performance Goals or other factors as the Committee may determine, in its sole discretion.


SECTION 7.  Restricted Stock.

                  (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 7(c). The Committee may condition the grant of Restricted Stock upon the attainment of specified Performance Goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

                  (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

                           (i) The purchase price for shares of Restricted Stock
                  shall be established by the Committee and may be zero.

                           (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

                        (iii) Each  participant  receiving a Restricted Stock
                  award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant (or a transferee permitted by Section 12(h) hereof), and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

                           (iv) The  Committee  shall  require  that  the  stock
                  certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such award.

                           (v)  The  maximum  number  of  shares   eligible  for
                  issuance pursuant to this Section 7 shall be 100,000.

                           (c)  Restrictions  and  Conditions.   The  shares  of
                  Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                           (i) In  accordance  with the  provisions of this Plan
                  and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, the attainment of Performance Goals, or such other factors or criteria as the Committee may determine in its sole discretion.

                           (ii) Except as provided  in this  paragraph  (ii) and
                  Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 12(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, stock dividends  issued with  respect to  Restricted  Stock shall be treated  as  additional  shares of  Restricted  Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the award agreement may also impose restrictions on the right to vote and the right to receive dividends.

                           (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Corporation and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

                           (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant (or a transferee permitted by Section 12(h) hereof) promptly.

                  (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Corporation and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a restricted stock award, subject to such performance, future service, deferral, and other terms and conditions as may be specified by the Committee.


SECTION 8.  Awards to Outside Directors.

                  (a) The provisions of this Section 8 shall apply only to awards to Outside Directors in accordance with this Section 8. The Committee shall have no authority to determine the timing of or the terms or conditions of any award under this Section 8. No awards shall be made hereunder until awards are no longer made pursuant to the 1995 Outside Directors Stock Option Plan.

                  (b) A Non-Qualified Stock Option will be awarded hereunder pursuant to the following formula: Each Outside Director shall receive an annual Non-Qualified Stock Option for the purchase of shares of Common Stock determined by dividing (i) the annual retainer for an Outside Director (determined with reference to the rate of annual retainer in effect on the date the Non-Qualified Stock Option is granted) by (ii) the Fair Market Value of a share of Common Stock on the date of the grant, multiplying the result (the quotient) by three, rounding the resulting number of shares up to the nearest whole share. In the event an Outside Director serves as Chairman of the Board, the multiplier in the preceding sentence shall be four in lieu of three. The exercise price of each Non-Qualified Stock Option granted hereunder shall be the Fair Market Value on the date of grant.

                  (c) Each Outside Director Option shall vest and become exercisable on the first anniversary of the date of grant if the grantee is still a member of the Board on such date, but shall not be exercisable before such date except as provided in Section 9.

                  (d) No Outside Director Option shall be exercisable prior to vesting. Each Outside Director Option shall expire, if unexercised, on the tenth anniversary of the date of grant. The exercise price may be paid in cash or in shares of Common Stock, including shares of Common Stock subject to the Outside Director Option.

                  (e) Outside Director Options shall not be transferable without the prior written consent of the Board other than (i) transfers by the optionee to a member of his or her Immediate Family or a trust for the benefit of optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution.

                  (f) Recipients of Outside Director Options shall enter into a stock option agreement with the Corporation setting forth the exercise price and other terms as provided herein.

                  (g) Upon termination of an Outside Director's service as a director of the Corporation, (i) all Outside Director Options shall be governed by the provisions of Sections 5(g), 5(i), and 5(j) hereof as if Outside Directors were employees of the Corporation, except that there shall be no discretion to accelerate the vesting of any Outside Director Options in connection with the termination of service of any individual Outside Director.

                  (h) Outside Director Options shall be subject to Section 9. The number of shares and the exercise price per share of each Outside Director Option theretofore awarded shall be adjusted automatically in the same manner as the number of shares and the exercise price for Stock Options under Section 3(c) hereof at any time that Stock Options are adjusted as provided in Section 3(c). The number of shares underlying Outside Director Options to be awarded in the future shall be adjusted automatically in the same manner as the number of shares underlying outstanding Stock Options are adjusted under Section 3(c) hereof at any time that Stock Options are adjusted under Section 3(c) hereof.

                  (i) Any applicable withholding taxes shall be paid in shares of Common Stock subject to the Outside Director Option valued as the Fair Market Value of such shares unless the Corporation agrees to accept payment in cash in the amount of such withholding taxes.

                  (j) The Board, in its sole discretion, may determine to reduce the size of any Outside Director Option prior to grant or to postpone the vesting and exercisability of any Outside Director Option prior to grant.


SECTION 9.  Change in Control Provisions.

                  (a)      Impact of Event. In the event of:

                         (1)  a "Change in Control" as defined in Section  9(b);
                              or

                         (2)  a  "Potential  Change in  Control"  as  defined in
                              Section 9(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination);

                           (i) subject to the limitations set forth below in this Section 9(a), the following acceleration provisions shall apply:

                                    (a)  Any  Stock  Appreciation  Right,  Stock
                           Option or Outside Director Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

                                    (b)  The  restrictions   applicable  to  any
                           Restricted Stock in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

                           (ii) subject to the limitations set forth below in this Section 9(a), the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Outside Director Options in each case to the extent vested, shall, unless otherwise determined by the Board or by the Committee in its sole discretion prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 9(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Board or Committee may determine prior to the Change in Control.

                           (iii)  The  Board  or  the   Committee   may   impose
                  additional conditions on the acceleration or valuation of any award in the award agreement.

                  (b) Definition of Change in Control. For purposes of Section 9(a), a "Change in Control" - means the happening of any of the following:

                           (i) any  person or  entity,  including  a "group"  as
                  defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the
                  Corporation's securities having 35% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

                           (ii) as the result  of, or in  connection  with,  any
                  cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

                          (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

                  (c) Definition of Potential Change in Control. For purposes of
         Section 9(a), a "Potential

         Change in Control" means the happening of any one of the following:

                           (i) The approval by  shareholders  of an agreement by
                  the Corporation, the consummation of which would result in a Change in Control of the Corporation as defined in Section 9(b); or


                           (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for purposes of this Plan.

                  (d) Change in Control Price. For purposes of this Section 9, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a

         Potential or actual Change in Control of the Corporation at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 9(a)(ii).


SECTION 10.  Amendments and Termination.

         The Board may at any time amend, alter or discontinue the Plan without shareholder approval to the fullest extent permitted by the Exchange Act and the Code; provided, however, that no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock or Outside Director Option theretofore granted, without the participant's consent.

         The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices. Solely for purposes of computing the Section 162(m) Maximum, if any Stock Options or other awards previously granted to a participant are canceled and new Stock Options or other awards having a lower exercise price or other more favorable terms for the participant are substituted in their place, both the initial Stock Options or other awards and the replacement Stock Options or other awards will be deemed to be outstanding (although the canceled Stock Options or other awards will not be exercisable or deemed outstanding for any other purposes).


SECTION 11. Unfunded Status of Plan.

         The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.


SECTION 12.  General Provisions.

                  (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

                  (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

                  (c) The adoption of the Plan shall not confer upon any employee of the Corporation or any Subsidiary or Affiliate any right to continued employment with the Corporation or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

                  (d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

                  (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

                  (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

                  (g) The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

                  (h) In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Stock Option, Stock Appreciation Right, Restricted Stock Award or other right issued under this Plan is transferable by the participant without the prior written consent of the Committee, or, in the case of an Outside Director, the Board, other than (i) transfers by an optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family or (ii) transfers by will or by the laws of descent and distribution. The designation of a beneficiary will not constitute a transfer.

                  (i) The Committee may, at or after grant, condition the receipt of any payment in respect of any award or the transfer of any shares subject to an award on the satisfaction of a six-month holding period, if such holding period is required for compliance with Section 16 under the Exchange Act.


SECTION 13.  Effective Date of Plan.

         The Plan shall be effective as of the date of approval of the Plan by a majority of the votes cast by the holders of the Corporation's Common Stock (the "Effective Date").

                      SAMPLE PROXY CARD (FOR EDGAR FILING)
                      ------------------------------------


VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your voting instruction card in hand when you call. You will be prompted to enter your 12 digit Control Number which is located below and the follow the simple instructions Vote Voice provides you.

VOTE BY INTERNET - www. proxyvote.com
Use the internet to transmit your voting instructions. Have your voting instruction card in hand when you access the web site. You will be prompted to enter your 12 digit Control Number which is located below to obtaib your records and create an electronic voting form.


VOTE BY MAIL -
Mark, sign and date your voting instruction card and return it in the postage -paid envelope we've provided or return to Dollar General Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717



TO VOTE, MARK BLOCKS BELOW IN
BLUE BLACK INK AS FOLLOWS:         DOLLAR    KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY

              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DOLLAR GENERAL CORPORATION


Proposal 1 - Election of Directors

1. To elect nine directors to serve for the ensuing year and until their successors are elected. 01) Dennis C. Bottorff, 02) James l. Clayton, 03) Reginald D. Dickson, 04) John B. Holland, O5) Barbara M. Knuckles, 06) Cal Turner, Jr., 08) David M. Wilds and 09) William S. Wire, II.


 Proposal 2 - Amend the Dollar General 1998 Stock Incentive Plan

                                                    For      Against    Abstain

                                                    [  ]      [  ]        [  ]


THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AGAINST PROPOSALS 2 AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

For    Withold   For all    To withhold authority to vote, mark "For All Except"
All      All     Except     and write the nominee's number on the line below

[  ]    [  ]      [  ]      ----------------------------------------------------

                           DOLLAR GENERAL CORPORATION
                    1999 ANNUAL MEETING OF THE SHAREHOLDERS

The undersigned shareholder of Dollar General Corporation, a Tennessee corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 30, 1999, and hereby appoints Cal Turner, Jr. and Robert C. Layne, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Shareholders of Dollar General Corporation to be held on June 7, 1999, at 10:00 a.m. local time, at the Goodlettsville City Hall Auditorium, 105 South Main Street, Goodlettsville, Tennessee and at any adjournment(s) therof, and to vote all ahares of Common Stock (or Series A Convertible Junior Preferred Stock, on an as converted basis) which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below


------------------------------                  ------------------
         Signature                                     Date